EXHIBIT 18(a)


Lehman Brothers Institutional Funds Group Trust

Amended and Restated Multi-Class Plan

Introduction

	The purpose of this Plan is to specify the attributes of the classes of shares offered by Lehman Brothers Institutional Funds Group Trust (the "Trust"), including the sales loads (when applicable), expense allocations, conversion features and exchange features of each class, as required by Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"). In general, shares of each class will have the same rights and obligations except for one or more expense variables (which will result in different yields, dividends and, in the case of the Trust's non-money market portfolios, net asset values for the different classes), certain related voting and other rights, exchange privileges, conversion rights, class designation and sales loads assessed due to differing distribution methods.

	The Trust is an open-end series investment company registered under the 1940 Act and the shares of which are registered on Form N-1A under the Securities Act of 1933. Upon the effective date of Rule 18f-3, the Trust hereby elects to offer multiple classes of shares in its investment portfolios pursuant to the provisions of Rule 18f-3 and this Plan. This Plan does not make any material changes to the class arrangements and expense allocations previously approved by the Board of Trustees of the Trust pursuant to the exemptive order issued by the Securities and Exchange Commission to the Trust under Section 6(c) of the 1940 Act.

	The Trust currently consists of the following seven separate investment portfolios: Prime Money Market Fund,
Prime Value Money Market Fund, Government Obligations Money
Market Fund, Cash Management Fund, Treasury Instruments
Money Market Fund II, Municipal Money Market Fund and Tax-
Free Money Market Fund (the "Money Market Funds").

	The above-listed investment portfolios of the Trust
(the "Funds") are authorized to issue the following classes of shares representing interests in the Funds:

	(i)	Money Market Funds* - Class A Shares, Class B
Shares, Class C Shares and
		Class E Shares;

	(ii)	Government Obligations Money Market Fund -
Global Clearing Shares; and

	(iii)	Government Obligations Money Market Fund -
Retail Shares

Allocation of Expenses

	Pursuant to Rule 18f-3 under the 1940 Act, the Trust shall allocate to each class of shares in a Fund (i) any fees and expenses incurred by the Trust in connection with the distribution of such class of shares under a distribution plan adopted for such class of shares pursuant to Rule 12b-1, and (ii) any fees and expenses incurred by the Trust under a shareholder servicing plan in connection with the provision of shareholder services to the holders of such class of shares. In addition, the President and Treasurer of the Trust shall determine, subject to Board approval or ratification, which additional fees and expenses may be appropriately allocated to a particular class of shares in a Fund, such as (but not limited to):

	(i)	transfer agent fees identified by the transfer
agent as being attributable to such class of shares;

	(ii)	printing and postage expense related to
preparing and distributing materials such as shareholder reports, prospectuses, reports, and proxies to current shareholders of such class of shares or to regulatory agencies with respect to such class of shares;

	(iii)	blue sky registration or qualification fees
incurred by such class of shares;

	(iv)	Securities and Exchange Commission registration
fees incurred by such class of shares;

	(v)	the expense of administrative personnel and
services (including, but not limited to, those of a portfolio accountant, custodian or dividend paying agent charged with calculating net asset values or determining or paying dividends) as required to support the shareholders of such class of shares;

	(vi)	litigation or other legal expenses relating
solely to such class of shares;

	(vii)	fees of the Trust's Trustees incurred as a
result of issues relating to such class of shares; and

	(viii)	independent accountants' fees relating
solely to such class of shares.

	Any changes to the determination of class expenses allocated to a particular class of shares will be approved by a vote of the Trustees of the Trust, including a majority of the Trustees who are not "interested persons" of the Trust as defined under the 1940 Act.

	For purposes of this Plan, a "Daily Dividend
Portfolio" shall be a Fund which declares distributions of net investment income daily and/or maintains the same net asset value per share in each class. Income, realized and unrealized capital gains and losses, and any expenses of a non-Daily Dividend Portfolio of the Trust not allocated to a particular class of the Fund pursuant to this Plan shall be allocated to each class of the Fund on the basis of the net asset value of that class in relation to the net asset value of the Fund. Income, realized and unrealized capital gains and losses, and any expenses of a Daily Dividend Portfolio, including a money market fund, of the Trust not allocated to a particular class of the Fund pursuant to this Plan shall be allocated to each class of the Fund on the basis of the relative net assets (settled shares), as defined in Rule 18f-3, of that class in relation to the net assets of the Fund.

Class A Shares

	Class A Shares of a Money Market Fund are offered at net asset value to institutional investors. Class A Shares of a Money Market Fund may be exchanged for Class A Shares or comparable shares of another Fund of the Trust without the imposition of any sales charge.

Class B Shares

	Class B Shares of a Money Market Fund are offered at net asset value to institutional investors. Class B Shares of a Money Market Fund may be exchanged for Class B Shares or comparable shares of another Fund of the Trust without the imposition of a sales charge.

	Class B Shares pay a Rule 12b-1 service fee of up to 0.25% (annualized) of the average daily net assets of a Fund's Class B Shares. Institutions ("Service Organizations") may maintain Class B shareholder accounts and provide personal services to Class B shareholders. Services relating to the sale of Class B Shares may include, but not be limited to, (i) aggregating and processing purchase and redemption requests for Shares from Clients and placing net purchase and redemption orders with the distributor of the Shares; and (ii) responding to Client inquiries relating to the services performed by the Service Organization and handling correspondence. The Service Organization, at its option, may also (iii) act as shareholder of record and as nominee; (iv) provide Clients with a service that invests the assets of their accounts in Shares pursuant to specific or pre-authorized instructions;
(v) provide sub-accounting with respect to Shares beneficially owned by Clients or the information necessary for sub-accounting; (vi) provide checkwriting services;
(vii) process dividend payments from the Fund on behalf of Clients; (viii) provide information periodically to Clients showing their positions in Shares; (ix) arrange for bank wires; (x) forward shareholder communications from the Fund (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to Clients; (xi) provide reasonable assistance in connection with the distribution of Shares to Clients as requested from time to time by us, which assistance may include forwarding sales literature and advertising provided by us for Clients; and (xii) provide such other similar services as the Fund may reasonably request to the extent the Service Organization is permitted to do so under applicable statutes, rules or regulations. The Service Organization will provide such office space and equipment, telephone facilities and personnel (which may be part of the space, equipment and facilities currently used in its business, or any personnel employed by it) as may be reasonably necessary or beneficial in order to provide the aforementioned services and assistance.


Class C Shares

	Class C Shares of a Money Market Fund are offered at net asset value to institutional investors. Class C Shares of a Money Market Fund may be exchanged for Class C Shares of another Money Market Fund of the Trust without the imposition of a sales charge.

	Class C Shares pay a Rule 12b-1 service fee of up to 0.35% (annualized) of the average daily net assets of a Fund's Class C Shares. Service Organizations may maintain Class C shareholder accounts and provide personal services to Class C shareholders. Services relating to the sale of Class C Shares may include, but not be limited to, (i) aggregating and processing purchase and redemption requests for Shares from Clients and placing net purchase and redemption orders with the distributor of the Shares; (ii) processing dividend payments from the Fund on behalf of Clients; (iii) providing information periodically to Clients showing their positions in Shares; (iv) arranging for bank wires; (v) responding to Client inquiries relating to the services performed by the Service Organization and handling correspondence; (vi) forwarding shareholder communications from the Fund (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to Clients; (vii) acting as shareholder of record and nominee; and (viii) providing such other similar services as the Fund may reasonably request to the extent the Service Organization is permitted to do so under applicable statutes, rules or regulations. The Service Organization, at its option, may also (ix) provide Clients with a service that invests the assets of their accounts in Shares pursuant to specific or pre-authorized instructions; (x) provide sub-accounting with respect to Shares beneficially owned by Clients or the information necessary for sub-accounting; and (xi) provide checkwriting services. In addition, Service Organization shall provide assistance in connection with the distribution of Shares to Clients, which shall include marketing assistance and the forwarding of sales literature and advertising provided by the distributor of the Shares for Clients to the extent the Service Organization is permitted to do so under applicable statutes, rules or regulations. The Service Organization will provide such office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used in its business, or any personnel employed by it) as may be reasonably necessary or beneficial in order to provide the aforementioned services and assistance.

Class E Shares

	Class E Shares of a Money Market Fund are offered at net asset value to institutional investors. Class E Shares of a Money Market Fund may be exchanged for Class E Shares of another Money Market Fund of the Trust.

	Class E Shares pay a Rule 12b-1 service fee of up to 0.15% (annualized) of the average daily net assets of a Fund's Class E Shares. Service Organizations may maintain Class E shareholder accounts and provide personal services to Class E shareholders. Services relating to the sale of Class E Shares may include, but not be limited to: (i) aggregating and processing purchase and redemption requests for Shares from Clients and placing net purchase and redemption orders with the distributor of the Shares; and
(ii) responding to Client inquiries relating to the services performed by the Service Organization and handling correspondence. The Service Organization, at its option, may also (iii) act as shareholder of record and as nominee;
(iv) provide Clients with a service that invests the assets of their accounts in Shares pursuant to specific or pre-authorized instructions; (v) provide sub-accounting with respect to Shares beneficially owned by Clients or the information necessary for sub-accounting; (vi) provide checkwriting services; (vii) process dividend payments from the Fund on behalf of Clients; (viii) provide information periodically to Clients showing their positions in Shares;
(ix) arrange for bank wires; (x) forward shareholder communications from the Fund (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to Clients; (xi) provide reasonable assistance in connection with the distribution of shares to Clients as requested from time to time by us, which assistance may include forwarding sales literature and advertising provided by us for Clients; and
(xii) provide such other similar services as the Fund may reasonably request to the extent the Service Organization is permitted to do so under applicable statutes, rules or regulations. The Service Organization will provide such office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used in its business, or any personnel employed by it) as may be reasonably necessary or beneficial in order to provide the aforementioned services and assistance.

Global Clearing Shares

	Global Clearing Shares of Government Obligations Money Market Fund are offered at net asset value to individual investors. Global Clearing shares of a Fund may be exchanged for Global Clearing Shares of another Fund of the Trust or comparable shares of Lehman Brothers Funds, Inc. without the imposition of a sales charge.

	Global Clearing Shares pay a distribution fee of up to 0.50% (annualized) of the average daily net assets of a Fund's Global Clearing Shares to Lehman Brothers, Inc., each Fund's distributor ("Lehman Brothers"), or a broker that clears securities transactions through Lehman Brothers on a fully disclosed basis (an "Introducing Broker") for services Lehman Brothers or the Introducing Broker provides to the beneficial owners of such shares.

Retail Shares

	Retail Shares of Government Obligations Money Market Fund are offered at net asset value to individual investors. Retail Shares of such Funds may be exchanged for Retail Shares of another Fund of the Trust or comparable shares of Lehman Brothers Funds, Inc. without the imposition of a sales charge. Retail Shares of these Funds pay a distribution fee of up to 0.50% (annualized) of the average daily net assets of a Fund's Retail Shares to Lehman Brothers for services it provides to the beneficial owners of such shares.

Amendments

No material amendment to the Plan may be made unless it is first approved by a majority of both (a) the full Board of Trustees of the Trust and (b) those trustees of the Trust who are not "interested persons" of the Trust as defined under the 1940 Act.

Dated:	   November 1, 1995



* Cash Management Fund is authorized to issue Class A Shares only.

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